EXHIBIT 10.13(d)

                 AMENDMENT NO. 6 TO EQUIPMENT LEASE AGREEMENT


          This Amendment No. 6 to Equipment Lease Agreement (this "Amendment"), executed as of December 29, 1995 and effective as of the Payment Date (as defined in the Lease) on December 4, 1995, is by and between Carlisle Plastics, Inc., a Delaware corporation ("Lessee"), and General Electric Capital Corporation, a New York corporation, as Agent for itself and certain Participants ("Lessor").
                                   RECITALS
                                   --------
           A. Lessee and Lessor are parties to an Equipment Lease Agreement dated as of April 4, 1994, as amended by that certain First Amendment to Equipment Lease Agreement dated as of August 17, 1994, that certain Amendment No. 2 to Equipment Lease Agreement dated as of October 25, 1994, that certain Amendment No. 3 to Equipment Lease Agreement dated as of June 14, 1995, that certain Amendment No. 4 to Equipment Lease Agreement executed as of
November 13, 1995 and effective as of September 30, 1995 and that certain Amendment No. 5 to Equipment Lease Agreement executed as of December 1,
1995 and effective as of November 4, 1995 (as the same may be hereafter amended, restated, supplemented or otherwise modified from time to time, the "Lease").

           B. In order to reflect the termination of the Lease with respect to certain items of Equipment (the "Terminated Equipment"), Lessee and Lessor have agreed to further amend the Lease in the manner set forth herein.

           NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
           1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have their meaning as defined in Exhibit B to the Lease.

           2.   AMENDMENTS TO LEASE.

                2.1 SECTION 20 OF LEASE. Section 20 of the Lease is hereby amended by deleting the subsection (a) thereof in its entirety and by substituting therefor the following:

               "(a) Notwithstanding any provision in this Lease to the contrary, if no Default shall have occurred and be continuing, Lessee shall have the option, exercisable by written notice delivered not less than 90 days prior to the proposed purchase date (unless Lessor shall consent to written notice being delivered

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          at some later date), on any two Payment Dates in a calendar year
          (unless Lessor shall consent to purchases on more than two Payment Dates in a calendar year), to purchase any item of Equipment that has become technologically obsolete for Lessee's purposes at a purchase price equal to the sum of (i) the Termination Value of such Equipment, plus (ii) if the Option to Convert has been exercised, the Make Whole Premium, if any, plus (iii) in the case of any termination prior to one year after the Lease Commencement Date, an additional amount equal to 1% of the Termination Value of such Equipment (such amount, the "Termination Premium") in payment of Lessor's administrative expenses, provided that (A) no Termination Premium shall be payable in the event that the purchase is caused by a change in control of Lessee's voting stock; and (B) the Termination Premium shall be equal to 0.5% of the Termination
          Value of such Equipment if the purchase price is paid from the proceeds of any offering of Lessee's equity securities that is registered under the Securities Act of 1933, as amended, plus (iv) all rent and other sums then due on such date, plus (v) all taxes and charges upon sale and all expenses incurred by Lessor in connection with such sale; provided, that after giving effect to any such purchase the Total Funding Amount of all Equipment purchased under this Section 20(a) shall not exceed 25% of the cumulative original Total Funding Amount of all items of Equipment subject to this Lease".

               2.2 EQUIPMENT SCHEDULE NO. 2. Equipment Schedule No. 2 dated as of November 4, 1995 is deleted in its entirety and Equipment Schedule No. 3 executed as of December 29, 1995 and effective as of December 4, 1995 and attached hereto as Exhibit A is substituted in lieu thereof.

           3. OBLIGATIONS UNDER LEASE. Notwithstanding anything to the contrary contained herein or in any agreement, document or instrument executed in connection herewith, Lessee hereby acknowledges and agrees that Lessee shall remain fully liable for any obligations of Lessee with respect to the Terminated Equipment arising or accruing prior to the date hereof and in respect of acts, omissions or events occurring, relating to or arising in connection with the Terminated Equipment prior to the termination of the Lease with respect thereto, regardless of when the same may be asserted.

          4. CONDITIONS TO EFFECTIVENESS. This Amendment shall not become effective, and Lessor shall have no obligation hereunder, until the following conditions shall have been satisfied in full, in Lessor's sole discretion:

           (a) Lessor shall have received original counterparts of this Amendment, duly executed by each party hereto;

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           (b)  on and as of the date hereof, the representations and warranties of Lessee made pursuant to SECTION 5 hereof shall be true, accurate and complete in all respects.

           (c) prior to the execution and delivery of this Amendment, Lessee shall have paid to Lessor a total of $2,830,517.95, calculated as the sum of (i) $2,646,482.22 in payment to Lessor for the equipment listed on EXHIBIT B-1 hereto (representing the Termination Value of such equipment), plus (ii) $196,777.78 in payment to Lessor for the equipment listed on EXHIBIT B-2 hereto (representing the Termination Value of such equipment), minus (iii) $12,742.05 which is credited to Lessee in refund of an overpayment by Lessee in connection with a previous purchase of equipment.

          5. REPRESENTATIONS AND WARRANTIES OF LESSEE. In order to induce Lessor to enter into this Amendment, Lessee makes the following representations and warranties, each of which shall survive the execution and delivery of this
Amendment:

          (a) as of the date hereof, no Default or Potential Default has occurred and is continuing under the Lease and, after giving effect to this Amendment and the transactions contemplated hereby, no Default or Potential Default shall have occurred and be continuing under the Lease;

          (b) as of the date hereof and after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of Lessee contained in the Lease Documents are true, accurate and complete in all respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date; and

          (c) the execution, delivery and performance by Lessee of this Amendment and each of the agreements, schedules, exhibits, certificates, documents and other instruments attached hereto, described herein or contemplated hereby to which such Person is a party are within its corporate power and have been duly authorized by all necessary corporate action on the part of such Person (including, without limitation, resolutions of the board of directors and, as applicable, the stockholders, of such Person), and this Amendment and such agreements, schedules, exhibits, certificates, documents and instruments are the legal, valid and binding obligation of each such Person enforceable against each such Person in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by application of general principles of equity.

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          6.   REFERENCE TO AND EFFECT ON THE LEASE.

               6.1 This Amendment shall be effective upon (i) the receipt by Lessee and Lessor of executed counterparts hereof or of telecopied confirmation of the execution and mailing of this Amendment, and the satisfaction, in the opinion of Lessor, of all conditions to the
     termination contained or referred to herein.   On or after the effective
     date hereof, each reference in the Lease to "this Lease," "hereunder," "hereof," "herein," or words of like import and each reference to the Lease in each document executed in connection therewith shall mean and be a reference to the Lease as amended hereby.

               6.2 All of the terms, conditions and covenants of the Lease and the other documents executed in connection therewith shall remain unaltered and in full force and effect and shall be binding upon Lessee in all respects and are hereby ratified and confirmed.

                6.3 Except as specifically amended hereby, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of (a) any right, power or remedy of Lessor under the Lease or any of the documents executed in connection therewith, or (b) any Default or Potential Default under the Lease.

           7. COSTS AND EXPENSES. Lessee agrees to pay on demand all reasonable and documented costs and expenses of Lessor in connection with the preparation, execution and delivery of this Amendment and the transactions contemplated hereby, including the reasonable fees and out-of-pocket expenses of counsel for Lessor with respect thereto.

           8. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

           9. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          10. RATIFICATION. Except as expressly amended hereby, all of the representations, warranties, provisions, covenants, terms and conditions of the Lease shall remain unaltered and in full force and effect as amended hereby.

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           IN  WITNESS  WHEREOF, Lessee and Lessor have caused this Amendment to be duly executed as of the day and year first set forth above.


GENERAL ELECTRIC CAPITAL CORPORATION,
a New York corporation,
as Agent for itself and certain Participants

By:    /s/ James R. Newman
       -------------------------
Name:  James R. Newman
Title: Credit Manager


CARLISLE PLASTICS, INC.

By:    /s/ Cheryl J. Sauter
       -------------------------
Name:  Cheryl J. Sauter
Title: Treasurer